EXHIBIT 4.1

COMMON STOCK CERTIFICATE

 PAR VALUE $0.01

NUMBER ______   SHARES _____

ELITE PHARMACEUTICALS, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT ___________ IS THE REGISTERED HOLDER OF ________ SHARES

FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK OF ELITE PHARMACEUTICALS , INC.

TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND ITS CORPORATE SEAL TO BE HEREUNTO AFFIXED THIS ____ DAY OF ______, 19____.

ELITE PHARMACEUTICALS, INC.   CORPORATE SEAL 1997 DELAWARE

SECRETARY      PRESIDENT